UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2005

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On October 17, 2005, Marshall & Ilsley Corporation (“M&I”) entered into an Equity Distribution Agreement with RBC Capital Markets Corporation and Robert W. Baird & Co. under which M&I may offer and sell from time to time up to 3,500,000 shares of common stock, not to exceed $150.0 million in aggregate gross proceeds.  The purpose of this report is to file with the Commission the Equity Distribution Agreement in connection with M&I’s registration statement on Form S-3 (Reg. No. 333-116138).

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement dated October 17, 2005 by and among Marshall & Ilsley Corporation, RBC Capital Markets Corporation and Robert W. Baird & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2005	MARSHALL & ILSLEY CORPORATION

By:_/s/ Randall J. Erickson__________________
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement dated October 17, 2005 by and among Marshall & Ilsley Corporation, RBC Capital Markets Corporation and Robert W. Baird & Co.